Exhibit 4

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 28, 2012 (the “Effective Date”), is entered into by and among Carlyle Partners V, L.P., a Delaware limited partnership (“Assignor”), and each of CP V Coinvestment A, L.P., a Delaware limited partnership (“Coinvest A”), CP V Coinvestment B, L.P., a Delaware limited partnership (“Coinvest B”), Carlyle Partners V GW, L.P., a Delaware limited partnership (“CP V GW”), CP V GW AIV1, L.P., a Delaware limited partnership (“AIV1”), CP V GW AIV2, L.P., a Delaware limited partnership (“AIV2”), CP V GW AIV3, L.P., a Delaware limited partnership (“AIV3”), and CP V GW AIV4, L.P., a Delaware limited partnership (“AIV4” and, together with Coinvest A, Coinvest B, CP V GW, AIV1, AIV2 and AIV3, the “Assignees”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Investment Agreement, dated as of July 23, 2012, between Genesee & Wyoming Inc. (the “Company”) and Assignor, as amended by that certain First Amendment to Investment Agreement, dated as of September 10, 2012, between the Company and Assignor (as amended, the “Investment Agreement”).

RECITALS:

WHEREAS, pursuant to the Investment Agreement, Assignor agreed, among other things, to purchase from the Company no more than 800,000 shares of Convertible Preferred Stock in the aggregate and no less than 350,000 shares of Convertible Preferred Stock in the aggregate, at a purchase price of $1,000 per share of Convertible Preferred Stock;

WHEREAS, the Company has delivered the Additional Call Notice (as defined in the Investment Agreement) specifying 350,000 as the number of shares of Purchased Stock (as defined in the Investment Agreement);

WHEREAS, pursuant to Section 5.9 of the Investment Agreement, Assignor or any Carlyle Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Affiliates that are “United States persons” within the meaning of Section 7701(a)(30) of the Code;

WHEREAS, Assignor desires to transfer and assign all of its rights, interests and obligations under Investment Agreement (collectively, the “Assigned Rights and Obligations”) to the Assignees, and the Assignees desire to accept and assume the Assigned Rights and Obligations and agree to be bound to the provisions of the Investment Agreement, in each case on the terms and conditions set forth herein; and

WHEREAS, each Assignee is an Affiliate of Assignor and a “United States person” within the meaning of Section 7701(a)(30) of the Code.

AGREEMENT:

NOW, THEREFORE, for good and sufficient consideration, the parties agree as follows:

1    Transfer and Acceptance. Assignor hereby irrevocably and absolutely transfers and assigns to each Assignee, and each Assignee hereby accepts and assumes from Assignor, all of Assignor’s rights, interests and obligations in and relating to the Assigned Rights and Obligations and all rights, responsibilities and obligations arising therefrom, in each case with effect from the Effective Date; provided that the rights and obligations to purchase shares of Convertible Preferred Stock shall be in proportion to the percentage set forth opposite such Assignee’s name on Exhibit A hereto.

Agreement to be Bound. Subject to Section 1 hereof, each Assignee hereby agrees to be bound by the terms and provisions of the Investment Agreement applicable to Assignor as the Purchaser thereunder, in place and stead of Assignor, in each case with effect from the Effective Date.

Designation of Purchaser Representative. This Agreement constitutes written notice that CP V GW is hereby designated as the successor Purchaser Representative, effective as of the Effective Date, in accordance with Section 5.10(z) of the Investment Agreement.

2    Miscellaneous.

2.1    Entire Agreement; Amendment. This Agreement represents the entire agreement among the parties with respect to the subject matter hereof. This Agreement may be amended with the written consent of each party hereto.

2.2    Headings. Headings contained in this Agreement are for convenience only, and are not a part of this Agreement.

2.3    Waiver. Any party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

2.4    Further Assurances. The parties hereto will provide such further assurances and cooperation as may be necessary or appropriate to effect the Transfer and the Acceptance (including without limitation any actions necessary or appropriate to reflect the Transfer on the books and records of the Company).

2.5    Governing Law; Severability. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of laws (whether of the State of New York or any other jurisdiction) that would result in the application of the law of any other jurisdiction. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

2.6    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to give any other person or entity any right, remedy or claim under this Agreement.

2.7    Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

ASSIGNOR

CARLYLE PARTNERS V, L.P.
By:	TC GROUP V, L.P., its general partner

By:	/s/ Gregory S. Ledford
Name: Gregory S. Ledford Title: Authorized Person

ASSIGNEES

CP V COINVESTMENT A, L.P.		CP V COINVESTMENT B, L.P.
By:	TC GROUP V, L.P., its general partner	By:	TC GROUP V, L.P., its general partner

By:	/s/ Gregory S. Ledford	By:	/s/ Gregory S. Ledford
	Name: Gregory S. Ledford Title: Authorized Person		Name: Gregory S. Ledford Title: Authorized Person

CARLYLE PARTNERS V GW, L.P.		CP V GW AIV1, L.P.
By:	TC GROUP V, L.P., its general partner	By:	TC GROUP V, L.P., its general partner

By:	/s/ Gregory S. Ledford	By:	/s/ Gregory S. Ledford
	Name: Gregory S. Ledford Title: Authorized Person		Name: Gregory S. Ledford Title: Authorized Person

CP V GW AIV2, L.P.		CP V GW AIV3, L.P.
By:	TC GROUP V, L.P., its general partner	By:	TC GROUP V, L.P., its general partner

By:	/s/ Gregory S. Ledford	By:	/s/ Gregory S. Ledford
	Name: Gregory S. Ledford Title: Authorized Person		Name: Gregory S. Ledford Title: Authorized Person

CP V GW AIV4, L.P.
By:	TC GROUP V, L.P., its general partner

By:	/s/ Gregory S. Ledford
Name: Gregory S. Ledford Title: Authorized Person

[Signature Page to Assignment and Assumption Agreement]

ACKNOWLEDGED AND ACCEPTED

GENESEE & WYOMING INC.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus Title: General Counsel and Secretary

[Signature Page to Assignment and Assumption Agreement]

Exhibit A

Assignee	Proportionate Share of Convertible Preferred Stock
CP V GW AIV1, L.P.	9.251947814%
CP V GW AIV2, L.P.	9.036075086%
CP V GW AIV3, L.P.	9.039313311%
CP V GW AIV4, L.P.	9.355078726%
Carlyle Partners V GW, L.P.	59.329370217%
CP V Coinvestment A, L.P.	3.549373549%
CP V Coinvestment B, L.P.	0.438841297%
Total	100.000000000%